Exhibit 99.1

SVB Financial Group Commences Chapter 11 Proceeding to Preserve Value

SVB Securities and SVB Capital’s Funds and General Partner Entities NOT Included in Chapter 11 Filing

Strategic Alternatives Process for SVB Capital and SVB Securities Operations Underway with Significant Interest

SANTA CLARA, Calif., March 17, 2023 — SVB Financial Group (“the Company”) (NASDAQ: SIVB) today announced that it has filed a voluntary petition for a court-supervised reorganization under Chapter 11 in the United States Bankruptcy Court for the Southern District of New York to preserve value.

SVB Securities and SVB Capital’s funds and general partner entities are not included in the Chapter 11 filing and continue to operate in the ordinary course as SVB Financial Group proceeds with its previously announced exploration of strategic alternatives for these valuable businesses.

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SVB Capital, a venture capital and private credit fund platform with deep roots in the innovation economy, continues to operate in the ordinary course and serve its clients. The SVB Capital funds and general partners are separate legal entities, distinct from SVB Financial Group, and are not included in the Chapter 11 filing. SVB Capital funds continue to have access to sources of funding, including subscription credit facilities and investor and general partner commitments. SVB Financial Group is committed to providing SVB Capital with support throughout the reorganization process.

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SVB Securities, a regulated broker-dealer with its own management, employees and capital, is a separate legal entity from SVB Financial Group and is not included in the Chapter 11 filing. It continues to operate in the ordinary course. SVB Financial Group, which owns the equity of SVB Securities, is committed to providing SVB Securities with support throughout the reorganization process.

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SVB Financial Group is no longer affiliated with Silicon Valley Bank, N.A., or the bank’s private banking and wealth management business, SVB Private. The bank’s successor, Silicon Valley Bridge Bank, N.A., is operating under the jurisdiction of the Federal Deposit Insurance Corporation (“FDIC”) and is not included in the Chapter 11 filing.

The Company believes it has approximately $2.2 billion of liquidity. In addition to cash and its interests in SVB Capital and SVB Securities, SVB Financial Group has other valuable investment securities accounts and other assets for which it is also exploring strategic alternatives.

SVB Financial Group’s funded debt is approximately $3.3 billion in aggregate principal amount of unsecured notes, which are only recourse to SVB Financial Group and have no claim against SVB Capital or SVB Securities. SVB Financial Group also has $3.7 billion of preferred equity outstanding.

SVB Financial Group intends to use the court-supervised process to evaluate strategic alternatives for SVB Capital, SVB Securities and the Company’s other assets and investments. As previously announced, this process is being led by a five-member restructuring committee appointed by the SVB Financial Group Board of Directors. Centerview Partners LLC is assisting the restructuring committee with the strategic alternatives process, which is already underway and has attracted significant interest. Any sale process will be conducted through the Chapter 11 proceeding and be subject to court approval.

“The Chapter 11 process will allow SVB Financial Group to preserve value as it evaluates strategic alternatives for its prized businesses and assets, especially SVB Capital and SVB Securities,” said William Kosturos, Chief Restructuring Officer for SVB Financial Group. “SVB Capital and SVB Securities continue to operate and serve clients, led by their longstanding and independent leadership teams.”

“SVB Financial Group will continue to work cooperatively with Silicon Valley Bridge Bank,” Mr. Kosturos continued. “We are committed to finding practical solutions to maximize the recoverable value for stakeholders of both entities.”

SVB Financial Group plans to file customary first day motions with the Bankruptcy Court that, among other things, seek authorization to continue the operations of SVB Financial Group in the ordinary course of business as soon as a hearing can be scheduled. Additional documents relating to the Bankruptcy Court proceeding will be filed in the coming days.

Centerview Partners LLC is proposed financial advisor, Sullivan & Cromwell LLP proposed legal counsel and Alvarez & Marsal proposed restructuring advisor to SVB Financial Group as debtor-in-possession.

About SVB Financial Group

SVB Financial Group (Nasdaq: SIVB) is the holding company for SVB Capital and SVB Securities.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond SVB Financial Group’s control. Forward-looking statements are statements that are not historical facts and generally can be identified by the use of such words as “becoming,” “may,” “will,” “should,” “could,” “would,” “predict,” “potential,” “continue,” “anticipate,” “believe,” “estimate,” “seek,” “expect,” “plan,” “intend,” the negative of such words or comparable terminology. Although SVB Financial Group believes that the expectations reflected in SVB Financial Group’s forward-looking statements are reasonable, SVB Financial Group has based these expectations on its current beliefs as well as its assumptions, and such expectations may not prove to be correct. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside SVB Financial Group’s control. Forward-looking statements related to the offerings and SVB Financial Group’s actual results of operations and financial performance could differ significantly from those expressed in or implied by SVB Financial Group forward-looking statements. The forward-looking statements included in this disclosure are made only as of the date of this disclosure. SVB Financial Group does not intend, and undertakes no obligation, to update these forward-looking statements.

Media Contact

Media Only:

Joele Frank, Wilkinson Brimmer Katcher

Michael Freitag / Jed Repko / Aaron Palash

212-355-4449

svbmediainquiry@joelefrank.com

Investor Contact

Investors Only:

ir@svb.com